UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                                  ------------
                                    FORM 8-K
                                  ------------
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report: November 1, 2005

                                 REMOTEMDX, INC.

             (Exact name of registrant as specified in its charter)

                           Commission File No. 0-23153

                   Utah                                   87-0543981
      (State or other jurisdiction of            (IRS Employer Identification
              incorporation)                                Number)

                           150 West Civic Center Drive
                                    Suite 400
                                Sandy, Utah 84070
               (Address of principal executive offices, Zip Code)

       Registrant's telephone number, including area code: (801) 563-7171

   Former name or former address, if changed since last report: Not Applicable


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:


[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)


[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)


[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02   Unregistered Sales of Equity Securities

     Effective November 1, 2005, RemoteMDx, Inc. (the "Company"), entered into purchase agreements with 18 accredited investors for the placement of 1,000,000 shares of common stock of the Company, at a per share purchase price of $0.70 per share, for aggregate proceeds to the Company of $700,000.

     The terms of the purchase agreements are set forth in full in the forms of the Private Placement Investor Subscription Agreement as an exhibit to this Report. The shares of common stock were issued without registration under the Securities Act of 1933, as amended (the "1933 Act") in reliance of Section 4(2) of the 1933 Act, and the rules and regulations promulgated thereunder.

     In addition the Company has issued to four separate entities 554,530 shares of common stock. These shares were issued for product development, monitoring center development and consulting services.

     The proceeds from the sale of the Common Stock will be used for general corporate purposes.

Item 9.01.  Exhibits.

Exhibit No.           Description
-----------           ------------

(10.1) Form of Private Placement Investor Subscription Agreement between the Company.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      REMOTEMDX, INC.




                                      By:  /s/ Michael G. Acton
                                      ----------------------------------------
                                      Michael G. Acton, Chief Financial Officer

Date: November 7, 2005